ENERGY TRANSFER PARTNERS
REPORTS THIRD QUARTER RESULTS

Dallas - November 7, 2012 - Energy Transfer Partners, L.P. (NYSE:ETP) today reported its financial results for the quarter ended September 30, 2012.

Adjusted EBITDA for Energy Transfer Partners, L.P. ("ETP" or the "Partnership") for the three months ended September 30, 2012 totaled $481.7 million, an increase of $77.5 million over the three months ended September 30, 2011. Distributable Cash Flow for the three months ended September 30, 2012 totaled $339.5 million, an increase of $73.4 million over the three months ended September 30, 2011. Income from continuing operations for the three months ended September 30, 2012 was $193.4 million, an increase of $115.8 million over the three months ended September 30, 2011. Net income for the three months ended September 30, 2012 totaled $46.2 million, a decrease of $29.8 million from the three months ended September 30, 2011.

Adjusted EBITDA for ETP for the nine months ended September 30, 2012 totaled $1.48 billion, an increase of $220.5 million over the nine months ended September 30, 2011. Distributable Cash Flow for the nine months ended September 30, 2012 totaled $935.2 million, an increase of $108.7 million from the nine months ended September 30, 2011. Income from continuing operations for the nine months ended September 30, 2012 was $1.45 billion, an increase of $961.8 million over the nine months ended September 30, 2011. Net income for the nine months ended September 30, 2012 totaled $1.30 billion, an increase of $816.2 million over the nine months ended September 30, 2011.
As of and during the nine months ended September 30, 2012, ETP's financial position and operating results were impacted by the following transactions:

•
Citrus Dropdown. ETP acquired a 50% interest in Citrus Corp. (“Citrus”) in exchange for approximately $1.9 billion in cash and $105.0 million of ETP common units. Citrus was reflected as an equity method investment in ETP's consolidated financial statements from the date of acquisition, March 26, 2012. In connection with this transaction, ETE also relinquished its rights to $220.0 million of the incentive distributions from ETP that it would otherwise be entitled to receive over 16 consecutive quarters.

•
Propane Contribution. On January 12, 2012, ETP completed the contribution of its retail propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.7 billion, consisting of cash and AmeriGas common units (the "Propane Contribution"), which resulted in the recognition of a $1.1 billion gain on deconsolidation in ETP's consolidated financial statements during the nine months ended September 30, 2012, and ETP's consolidated financial statements now reflect ETP's equity method investment in AmeriGas.

•
Tender Offer. ETP used the cash proceeds from the Propane Contribution discussed above to repay borrowings under its existing revolving credit facility and to extinguish approximately $750.0 million of senior notes outstanding through a tender offer. As a result of the tender offer, a loss on extinguishment of debt of $115.0 million was recorded during the three months ended March 31, 2012.

•
Discontinued Operations. In October 2012, we sold ETC Canyon Pipeline, LLC (“Canyon”) for approximately $207 million.  For the three and nine months ended September 30, 2012, the results of continuing operations of Canyon have been reclassified to loss from discontinued operations and the prior year amounts have been restated to present Canyon's operations as discontinued operations. Canyon's assets and liabilities have been reclassified and reported as assets and liabilities held for sale as of September 30, 2012, and a $145 million non-cash write-down of the carrying amounts of the Canyon assets to net recoverable value was recorded during the three months ended September 30, 2012.

An analysis of the Partnership's segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday November 8, 2012 to discuss the third quarter 2012 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 24,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP also owns the general partner interests, 100% of the incentive distribution rights, and a 32.4% limited partnership interest in Sunoco Logistics Partners L.P. (NYSE:SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP also holds a 70% interest in Lone Star NGL, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. In addition, ETP holds controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership, which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE also owns a non-controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. The ETE family of companies owns approximately 69,000 miles of natural gas, natural gas liquids, refined products, and crude pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling and crude oil acquisition and marketing assets. The Crude Oil Pipelines segment consists of approximately 5,400 miles of crude oil pipelines, located principally in Oklahoma and Texas. The Crude Oil Acquisition and Marketing segment consists of acquisition and marketing of crude oil and is principally conducted in the midcontinent and consists of approximately 200 crude oil transport trucks and approximately 120 crude oil truck unloading facilities. The Terminal Facilities segment consists of approximately 42 million shell barrels of refined products and crude oil terminal capacity (including approximately 22 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas and approximately 5 million shell barrels of capacity at the Eagle Point terminal on the banks of the Delaware River in New Jersey). The Refined Products Pipelines segment consists of approximately 2,500 miles of refined products pipelines located in the northeast, midwest and southwest United States, and equity interests in four refined products pipelines. Sunoco Logistics' general partner is owned by Energy Transfer Partners, L.P. For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS	$1,089,717	$1,275,494

PROPERTY, PLANT AND EQUIPMENT, net	12,858,320	12,306,366

NON-CURRENT ASSETS HELD FOR SALE	190,996	—
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,197,520	200,612
LONG-TERM PRICE RISK MANAGEMENT ASSETS	41,879	25,537
GOODWILL	600,152	1,219,597
INTANGIBLE ASSETS, net	161,847	331,409
OTHER NON-CURRENT ASSETS, net	157,129	159,601
Total assets	$18,297,560	$15,518,616

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$1,570,481	$1,585,169

LONG-TERM DEBT, less current maturities	8,690,740	7,388,170
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	72,660	42,303
OTHER NON-CURRENT LIABILITIES	174,351	152,550

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners' capital	6,913,196	5,721,707
Noncontrolling interest	876,132	628,717
Total equity	7,789,328	6,350,424
Total liabilities and equity	$18,297,560	$15,518,616

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Natural gas sales	$603,449	$679,889	$1,480,729	$1,963,135
NGL sales	326,841	333,078	1,011,735	756,740
Gathering, transportation and other fees	399,494	392,080	1,162,386	1,094,762
Retail propane sales	—	213,496	87,082	962,258
Other	90,690	82,920	198,830	217,085
Total revenues	1,420,474	1,701,463	3,940,762	4,993,980
COSTS AND EXPENSES:
Cost of products sold	886,888	1,070,076	2,319,318	3,067,316
Operating expenses	99,602	193,364	349,465	563,917
Depreciation and amortization	94,812	106,419	282,485	294,356
Selling, general and administrative	47,295	57,745	151,310	158,000
Total costs and expenses	1,128,597	1,427,604	3,102,578	4,083,589
OPERATING INCOME	291,877	273,859	838,184	910,391
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(112,141)	(124,000)	(383,271)	(347,706)
Equity in earnings of unconsolidated affiliates	7,920	6,713	63,011	13,386
Gain on deconsolidation of Propane Business	—	—	1,056,709	—
Loss on extinguishment of debt	—	—	(115,023)	—
Losses on non-hedged interest rate derivatives	(65)	(68,595)	(8,087)	(64,705)
Other, net	6,548	(6,345)	9,547	(6,559)
INCOME BEFORE INCOME TAX EXPENSE	194,139	81,632	1,461,070	504,807
Income tax expense	768	4,039	14,915	20,417
INCOME FROM CONTINUING OPERATIONS	193,371	77,593	1,446,155	484,390
Loss from discontinued operations	(147,162)	(1,543)	(150,062)	(4,522)
NET INCOME	46,209	76,050	1,296,093	479,868
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	9,184	9,285	32,914	17,673
NET INCOME ATTRIBUTABLE TO PARTNERS	37,025	66,765	1,263,179	462,195
GENERAL PARTNER’S INTEREST IN NET INCOME	116,583	104,810	341,925	318,241
LIMITED PARTNERS’ INTEREST IN NET INCOME	$(79,558)	$(38,045)	$921,254	$143,954
INCOME (LOSS) FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.26	$(0.18)	$4.54	$0.70
Diluted	$0.26	$(0.18)	$4.52	$0.70
NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$(0.33)	$(0.19)	$3.91	$0.68
Diluted	$(0.33)	$(0.19)	$3.89	$0.68

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$46,209	$76,050	$1,296,093	$479,868
Interest expense, net of interest capitalized	112,141	124,000	383,271	347,706
Income tax expense	768	4,039	14,915	20,417
Depreciation and amortization	94,812	106,419	282,485	294,356
Gain on deconsolidation of Propane Business	—	—	(1,056,709)	—
Loss on extinguishment of debt	—	—	115,023	—
Non-cash compensation expense	9,198	10,350	30,190	31,139
Losses on non-hedged interest rate derivatives	65	68,595	8,087	64,705
Unrealized (gains) losses on commodity risk management activities	(11,456)	6,441	59,519	(1,213)
Write-down of assets included in loss from discontinued operations	145,214	—	145,214	—
Equity in earnings of unconsolidated affiliates	(7,920)	(6,713)	(63,011)	(13,386)
Adjusted EBITDA attributable to unconsolidated affiliates	105,359	15,229	301,559	37,623
Adjusted EBITDA attributable to noncontrolling interest	(13,188)	(13,152)	(44,246)	(23,737)
Other, net	463	12,894	11,684	26,109
Adjusted EBITDA	$481,665	$404,152	$1,484,074	$1,263,587

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$46,209	$76,050	$1,296,093	$479,868
Amortization of finance costs charged to interest	2,382	2,536	7,774	7,199
Deferred income taxes	7,563	404	14,828	1,994
Depreciation and amortization	94,812	106,419	282,485	294,356
Gain on deconsolidation of Propane Business	—	—	(1,056,709)	—
Loss on extinguishment of debt	—	—	115,023	—
Non-cash compensation expense	9,198	10,350	30,190	31,139
Unrealized losses on non-hedged interest rate derivatives	5,730	78,969	15,021	70,468
Unrealized (gains) losses on commodity risk management activities	(11,456)	6,441	59,519	(1,213)
Write-down of assets included in loss from discontinued operations	145,214	—	145,214	—
Equity in earnings of unconsolidated affiliates	(7,920)	(6,713)	(63,011)	(13,386)
Distributions received from unconsolidated affiliates	80,562	22,736	188,976	31,294
Distributable Cash Flow attributable to noncontrolling interest	(12,512)	(11,877)	(41,901)	(22,023)
Maintenance capital expenditures	(26,957)	(31,390)	(81,211)	(80,520)
Other, net	6,693	12,210	22,948	27,396
Distributable Cash Flow	$339,518	$266,135	$935,239	$826,572

(a) The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership's proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership's proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)

Following is a summary of ETP's results by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Segment Adjusted EBITDA:
Intrastate transportation and storage	$120,593	$170,183	$469,810	$514,547
Interstate transportation	204,488	102,312	501,888	265,920
Midstream	105,252	103,233	298,915	273,829
NGL transportation and services	36,445	30,504	110,623	55,200
Retail propane and other retail propane related	3,977	(3,667)	94,476	150,924
All other	10,910	1,587	8,362	3,167
	$481,665	$404,152	$1,484,074	$1,263,587

Our segment results are presented based on the measure of Segment Adjusted EBITDA. We previously reported segment operating income as a measure of segment performance. We have revised certain reports provided to our chief operating decision maker to assess the performance of our business to reflect Segment Adjusted EBITDA. Segment Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on our proportionate ownership. We have recast the presentation of our segment results for the prior years to be consistent with the current year presentation. The tables below identify the components of Segment Adjusted EBITDA, which is calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculated the segment measure.

•
Adjusted EBITDA attributable to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

•
Adjusted EBITDA attributable to noncontrolling interest. These amounts represent the portion of Segment Adjusted EBITDA attributable to noncontrolling interest. Currently, the only noncontrolling interest in ETP is the 30% interest in Lone Star that is held by Regency. We reflect this amount as noncontrolling interest because we consolidate 100% of Lone Star on our consolidated financial statements.

Intrastate Transportation and Storage

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Natural gas transported (MMBtu/d)	9,942,575	11,148,186	9,995,218	11,367,812
Revenues	$554,843	$650,834	$1,531,377	$2,095,087
Cost of products sold	362,186	422,801	949,254	1,396,001
Gross margin	192,657	228,033	582,123	699,086
Unrealized (gains) losses on commodity risk management activities	(12,364)	5,342	54,289	(1,368)
Operating expenses, excluding non-cash compensation expense	(45,454)	(49,336)	(131,318)	(144,631)
Selling, general and administrative expenses, excluding non-cash compensation expense	(12,230)	(14,869)	(33,858)	(40,299)
Adjusted EBITDA attributable to unconsolidated affiliates	(2,016)	1,013	(1,426)	1,759
Segment Adjusted EBITDA	$120,593	$170,183	$469,810	$514,547

Distributions from unconsolidated affiliates	$2,108	$1,109	$4,023	$3,581
Maintenance capital expenditures	7,440	8,355	21,026	26,491

Volumes.  Transported volumes decreased due to an unfavorable natural gas price environment during the three and nine months ended September 30, 2012 compared to the same periods in 2011.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased for the three and nine months ended September 30, 2012 compared to the same periods in 2011 primarily due to the impacts of lower transported and retained volumes, lower demand fees and lower margin from sales of natural gas, including negative impacts from derivatives.
The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Transportation fees	$138,991	$148,331	$420,196	$448,669
Natural gas sales and other	21,557	42,981	68,064	106,570
Retained fuel revenues	21,735	32,560	55,102	104,222
Storage margin, including fees	10,374	4,161	38,761	39,625
Total gross margin	$192,657	$228,033	$582,123	$699,086

Storage margin was comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Withdrawals from storage natural gas inventory (MMBtu)	5,258,344	8,661,359	9,698,738	24,443,485
Realized margin (loss) on natural gas inventory transactions	$(3,188)	$5,575	$76,323	$16,837
Fair value inventory adjustments	19,335	(27,603)	17,263	(22,772)
Unrealized gains (losses) on derivatives	(12,953)	18,231	(77,620)	20,024
Margin recognized on natural gas inventory and related derivatives	3,194	(3,797)	15,966	14,089
Revenues from fee-based storage	7,364	8,072	23,254	25,891
Other	(184)	(114)	(459)	(355)
Total storage margin	$10,374	$4,161	$38,761	$39,625
The increase in storage margin for the three months ended September 30, 2012 compared to the three months ended September 30, 2011 was principally driven by an increase in inventory valuation and derivatives settled during the period. The decrease in storage margin for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011 was due to fewer withdrawals and a decline in fee-based revenue resulting from the cessation of 4.5 Bcf in fee-based contracts in 2011. These decreases were partially offset by realized gains on the settlement of derivatives during the nine month period compared to the same period in the prior year. For the three and nine months ended September 30, 2012 compared to the same periods in the prior year, intrastate transportation and storage Segment Adjusted EBITDA also reflected lower operating expenses due to decreases in natural gas consumed for compression and lower selling, general and administrative expenses due to decreases in employee-related costs.

Interstate Transportation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Natural gas transported (MMBtu/d)	3,059,915	3,155,559	3,015,458	2,709,522
Natural gas sold (MMBtu/d)	16,976	21,808	18,416	22,859
Revenues	$131,989	$120,065	$387,165	$330,016
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(19,594)	(21,338)	(76,735)	(73,513)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(9,034)	(10,814)	(27,896)	(26,743)
Adjusted EBITDA attributable to unconsolidated affiliates	101,127	14,399	219,354	36,160
Segment Adjusted EBITDA	$204,488	$102,312	$501,888	$265,920

Distributions from unconsolidated affiliates	$54,800	$21,626	$115,100	$27,713
Maintenance capital expenditures	8,946	5,864	25,131	15,290
Volumes. Transported volumes increased for the three and nine months ended September 30, 2012 compared to the same periods in the prior year primarily due to additional transported volumes related to the expansion of the Tiger pipeline which went in service in August 2011. Operational sales volumes decreased in the Transwestern pipeline principally as a result of unfavorable market conditions.

Segment Adjusted EBITDA. We experienced an increase in our interstate transportation segment's Segment Adjusted EBITDA for the three and nine months ended September 30, 2012 compared to the same periods in 2011 due to the acquisition of a 50% interest in Citrus on March 26, 2012. Adjusted EBITDA attributable to our investment in Citrus for the three and nine months ended September 30, 2012 was $80.9 million and $162.2 million, respectively. The remainder of the increase in Segment Adjusted EBITDA resulted from incremental reservation fees from increased contractual commitments related to the Tiger pipeline expansion and from increased Adjusted EBITDA attributable to our 50% interest in the Fayetteville Express Pipeline.

Midstream

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gathered volumes (MMBtu/d)	2,463,987	2,204,792	2,327,284	1,939,398
NGLs produced (Bbls/d)	83,736	55,943	77,038	51,824
Equity NGLs produced (Bbls/d)	15,890	16,269	18,582	16,142
Revenues	$656,915	$630,135	$1,742,241	$1,876,171
Cost of products sold	528,311	507,806	1,366,428	1,541,158
Gross margin	128,604	122,329	375,813	335,013
Unrealized (gains) losses on commodity risk management activities	214	(919)	2,381	(2,091)
Operating expenses, excluding non-cash compensation expense	(18,948)	(17,930)	(68,849)	(59,795)
Selling, general and administrative expenses, excluding non-cash compensation expense	(9,378)	(5,254)	(25,613)	(14,326)
Adjusted EBITDA attributable to discontinued operations	4,760	5,007	15,183	15,028
Segment Adjusted EBITDA	$105,252	$103,233	$298,915	$273,829

Maintenance capital expenditures	$7,034	$3,550	$20,445	$13,690

Volumes. The increases in NGL production reflected higher overall production during the three and nine months ended September 30, 2012 compared to the same periods in 2011 primarily due to increased inlet volumes at our La Grange and Chisholm plants as a result of increased capacity and more production in the Eagle Ford Shale.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the midstream segment reflected increases in gross margin as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gathering and processing fee-based revenues	$81,336	$61,177	$226,225	$172,809
Non-fee-based contracts and processing	54,572	66,830	169,441	174,433
Other	(7,304)	(5,678)	(19,853)	(12,229)
Total gross margin	$128,604	$122,329	$375,813	$335,013

The increase in our fee-based revenues reflected higher overall production during the three and nine months ended September 30, 2012 compared to the same periods in 2011 primarily due to increased inlet volumes at our La Grange and Chisholm plants as a result of increased capacity and more production in the Eagle Ford Shale. For the three and nine months ended September 30, 2012, our non-fee-based contracts and processing margin decreased primarily due to lower NGL prices. For the three and nine months ended September 30, 2012, midstream Segment Adjusted EBITDA also reflects the impacts of incremental operating expenses and selling , general and administrative expenses from new assets placed in service in the Eagle Ford Shale.

NGL Transportation and Services

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NGL transportation volumes (Bbls/d)	174,234	133,149	166,825	131,147
NGL fractionation volumes (Bbls/d)	11,442	13,833	17,530	14,912
Revenues	$168,313	$146,596	$496,341	$245,416
Cost of products sold	101,222	81,224	285,210	133,628
Gross margin	67,091	65,372	211,131	111,788
Operating expenses, excluding non-cash compensation expense	(13,104)	(16,575)	(43,074)	(23,062)
Selling, general and administrative expenses, excluding non-cash compensation expense	(5,230)	(4,958)	(15,421)	(9,606)
Adjusted EBITDA attributable to unconsolidated affiliates	876	(183)	2,233	(183)
Adjusted EBITDA attributable to noncontrolling interest	(13,188)	(13,152)	(44,246)	(23,737)
Segment Adjusted EBITDA	$36,445	$30,504	$110,623	$55,200

Distributable cash flow attributable to noncontrolling interest	$12,512	$11,877	$41,901	$22,023
Maintenance capital expenditures	2,708	4,221	8,980	5,497
Our NGL Transportation and Services segment primarily reflects the results from Lone Star, which was formed in 2011 and acquired all of the membership interests in LDH on May 2, 2011 as well as other wholly-owned or joint venture pipelines that were recently placed in service.
Volumes. NGL transportation volumes for the three and nine month periods ended September 30, 2012 as compared to the same periods in 2011 increased primarily due to an increase in volumes transported on our wholly-owned NGL pipelines originating from our La Grange and Chisholm plants as a result of increased production in the Eagle Ford Shale. Additionally, fractionation volumes decreased for the three and nine months ended September 30, 2012 as compared to the same periods in 2011 primarily due to refinery closures at our Geismar, Louisiana fractionation complex as a result of Hurricane Isaac and refinery downtime.
Segment Adjusted EBITDA. For the three months ended September 30, 2012 compared to the same periods in 2011, the increase in NGL Transportation and Services Segment Adjusted EBITDA was attributable to increased volumes on our wholly-owned NGL pipelines due to increased activity related to the Eagle Ford Shale and increased transportation rates on our West Texas NGL pipeline due to increased capacity out of West Texas.
For the nine months ended September 30, 2012 compared to the same period in 2011, the increase in NGL Transportation and Services Segment Adjusted EBITDA were attributable to the full-period impacts from the formation of Lone Star in May 2011 as well as the impacts from multiple other wholly-owned or joint venture pipelines that have recently become operational. Lone Star is a consolidated joint venture; therefore, 100% of Lone Star's revenues, operating expenses, and selling, general and administrative expenses are included in the NGL Transportation and Services segment data above, and the Adjusted EBITDA attributable to the 30% noncontrolling interest is reflected separately.
The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Storage margin	$33,986	$34,287	$96,177	$57,702
Transportation fees	21,069	13,646	51,818	20,696
Processing and fractionation margin	11,587	16,602	62,692	33,324
Other margin	449	837	444	66
Total gross margin	$67,091	$65,372	$211,131	$111,788

Supplemental Information on Unconsolidated Affiliates
The following table presents equity in earnings of affiliates, distributions received from affiliates and the proportionate share of unconsolidated affiliates' interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes by unconsolidated affiliate for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Equity in earnings (losses) of unconsolidated affiliates:
AmeriGas	$(31,970)	$—	$(28,920)	$—
Citrus	25,225	—	49,039	—
FEP	14,846	5,870	41,041	11,869
Other	(181)	843	1,851	1,517
Total equity in earnings of unconsolidated affiliates	$7,920	$6,713	$63,011	$13,386
Proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes:
AmeriGas	$35,946	$—	$107,993	$—
Citrus	55,675	—	113,153	—
FEP	5,381	8,495	16,121	24,156
Other	437	21	1,281	81
Total proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes	$97,439	$8,516	$238,548	$24,237
Adjusted EBITDA attributable to unconsolidated affiliates:
AmeriGas	$3,976	$—	$79,073	$—
Citrus	80,900	—	162,192	—
FEP	20,227	14,365	57,162	36,025
Other	256	864	3,132	1,598
Total Adjusted EBITDA attributable to unconsolidated affiliates	$105,359	$15,229	$301,559	$37,623
Distributions from unconsolidated affiliates:
AmeriGas	$23,654	$—	$69,853	$—
Citrus	37,500	—	62,500	—
FEP	17,300	21,513	52,600	27,600
Other	2,108	1,223	4,023	3,694
Total distributions from unconsolidated affiliates	$80,562	$22,736	$188,976	$31,294